Exhibit 8.2

July 26, 2022

To:	Youdao, Inc. No. 399, Wangshang Road, Binjiang District Hangzhou 310051, People’s Republic of China

Re: Legal Opinion on Certain PRC Law Matters

We have acted as the People’s Republic of China (the “PRC”, excluding, for the purpose of this legal opinion, Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan) legal counsel to Youdao, Inc., a company incorporated under the laws of the Cayman Islands (the “Company” or the “Issuer”) in connection with the Company’s registration statement on Form F-3, including all amendments or supplements thereto (the “Registration Statement”) filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended.

We are licensed lawyers in the PRC and thus qualified to issue legal opinions in relation to the above matters in accordance with all published PRC laws, regulations, rules and judicial interpretations announced by the PRC Supreme People’s Court currently in force and publicly available in the PRC on the date hereof (collectively the “PRC Laws”), such licenses and qualification have not been revoked, suspended, restricted, or limited in any manner whatsoever.

A.	Documents Examined

For the purpose of rendering this legal opinion (this “Opinion”), we have examined the copies, certified or otherwise identified to our satisfaction, of documents provided to us by or on behalf of the Company and such other documents, the Registration Statement, corporate records, certificates, approvals, and other instruments as we have deemed necessary for the purpose of rendering this Opinion (the “Documents”).

B.	Assumptions

In our examination of the aforesaid Documents, we have assumed, without independent investigation and inquiry that:

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1.	all Documents submitted to us in copies are identical to their originals; all signatures, seals and chops on such Documents are authentic;

2.

all parties in relation to any of the Documents aforesaid or to any other documents as referred to in this Opinion have the requisite power and authority to enter into, and have duly executed and delivered the Documents and performed their obligations hereunder;

3.	the truthfulness, accuracy and completeness of all factual statements in the Documents submitted and made available to us up to the date of this Opinion;

4.

all statements and representations (excluding legal conclusions) made to us by the management of the Company were true and accurate; all facts and Documents which may affect the Opinions herein have been disclosed to us, and there has not been or will not be any omission in respect of such disclosure; this opinion is limited to the facts reflected in the Documents or otherwise known to us as of the date of the opinion;

5.

any Document submitted to us is still effective and has not been varied, revoked, withheld, cancelled or superseded by some other documents or agreements or action of which we are not aware after due inquiry;

6.

any consents, licenses and permits, approvals, exemptions or authorizations required of or by, and any required registrations or filings with, any governmental authority or regulatory body of any jurisdiction other than the PRC or any subdivision thereof in connection with the transactions contemplated under the Documents have been obtained or made.

C.	Opinion

Based on the foregoing, we are of the opinions on the date hereof that the statements set forth in the Registration Statement under the section captioned “Enforceability of Civil Liabilities”, insofar as such statements constitute summaries of the PRC legal matters, documents or proceedings referred to therein, in each case to and only to the extent governed by the PRC Laws, are accurate in all material respects.

D.	Consent

We hereby consent to the use of our name under the sections captioned “Prospectus Summary”, “Enforceability of Civil Liabilities” and “Legal Matters” in the Registration Statements.

This Opinion is rendered on the basis of the PRC Laws effective as of the date hereof and there is no assurance that any of such PRC Laws will not be changed, amended or replaced in the immediate future or in the longer term. Any such changes, amendments thereto or replacements thereof may become effective immediately upon promulgation.

We do not purport to be experts on or generally familiar with or qualified to express legal opinions regarding the laws of any jurisdiction other than the PRC. Accordingly, we express or imply no opinion on the laws of any jurisdiction other than the PRC.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Registration Statement. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Tian Yuan Law Firm
Tian Yuan Law Firm

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